UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2014

DORAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Puerto Rico	001-31579	66-0312162
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico	00920-2717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 474-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, on June 5, 2014, Doral Financial Corporation and certain of its subsidiaries (collectively, “Doral”) filed a lawsuit against the Commonwealth of Puerto Rico, the Puerto Rico Department of the Treasury (the “Treasury Department”) and the Secretary of the Treasury Department, Hon. Melba Acosta Febo, in her official capacity, as defendants, in the Court of First Instance of Puerto Rico (the “Court of First Instance”) seeking a declaratory judgment that the Closing Agreement dated March 26, 2012 (the “Closing Agreement”) between Doral and the Treasury Department is a valid agreement, that it remains binding and effective, and that Doral is owed $229 million. Doral also filed a Writ for Certification in the Supreme Court of Puerto Rico (the “Supreme Court”) requesting the Supreme Court take Doral’s case for immediate review. On June 6, 2014, the Supreme Court ordered that the Court of First Instance hear the case on an expedited basis. On June 16, 2014, the Court of First Instance issued a ruling holding, in part, that it lacks jurisdiction to determine whether the tax payments at issue under the Closing Agreement were made by Doral during the periods in question and whether Doral is entitled to a refund, and providing the Treasury Department five days to offer a proper legal basis upon which to annul the Closing Agreement.

Also as previously disclosed, on June 18, 2014, Doral filed for a Writ for Certification in the Supreme Court requesting that the Supreme Court review the determination by the Court of First Instance that it lacks jurisdiction. On June 20, 2014, the Supreme Court declined to review the case but ordered the Court of Appeals of Puerto Rico (the “Court of Appeals”) to determine the jurisdictional issue by June 26, 2014. On June 26, 2014, the Court of Appeals requested an extension from the Supreme Court until July 1, 2014 to resolve the jurisdictional issue. The extension request was notified to the parties on June 27, 2014. On July 1, 2014, the Court of Appeals reversed the Court of First Instance, ruling that the Court of First Instance has in fact jurisdiction to determine the controversy. The Court of Appeals ruled that only a Court of Law and not the Treasury Department has jurisdiction to declare whether a binding and final Closing Agreement should be declared null and void. To that end, the Court of Appeals determined that the Treasury Department will have the burden to prove in an evidentiary hearing the reasons why it believes the Closing Agreement between the parties should be declared null and void.

The Court of Appeals nonetheless ruled that it lacked authority to expedite the mandate to the Court of First Instance and therefore Doral would have to wait until the judgment became final before the case would be remanded. Doral filed a Writ of Certiorari to the Supreme Court questioning only this particular aspect of the Court of Appeals ruling.

On July 22, 2014, the Supreme Court revoked the Court of Appeals ruling in favor of Doral expediting the mandate and remanding the case to the Court of First Instance to be continued immediately. The Supreme Court, for a third time, recognized the important public interest and urgency of this case and ordered the Court of First Instance to act diligently and immediately. The Supreme Court’s ruling does not alter the earlier determination by the Court of Appeals that, in order to annul the Closing Agreement, the Treasury Department has the burden to prove in an evidentiary hearing fraud, malfeasance or misstatement of material fact on the part of Doral.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995, as amended. In addition, Doral may make forward-looking statements in its other press releases, filings with the Securities and Exchange Commission (the “SEC”) or in other public or shareholder communications and its senior management may make forward-looking statements orally to analysts, investors, the media and others.

These forward-looking statements may relate to Doral’s financial condition, results of operations, plans, objectives, future performance and business, including, but not limited to, statements with respect to the adequacy of the allowance for loan and lease losses, delinquency trends, market risk and the impact of general economic conditions, interest rate changes, capital markets conditions, capital adequacy and liquidity, and the effect of legal or regulatory proceedings, tax legislation and tax rules, deferred tax assets and related reserves, the ability to collect the tax receivables due to Doral or its subsidiaries from Puerto Rico, compliance and regulatory matters and new accounting standards and guidance on Doral’s financial condition and results of operations. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, but instead represent Doral’s current expectations regarding future events. Such forward-looking statements may be generally identified by the use of words or phrases such as “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” “expect,” “predict,” “forecast,” “anticipate,” “plan,” “outlook,” “target,” “goal,” and similar expressions and future conditional verbs such as “would,” “should,” “could,” “might,” “can” or “may” or similar expressions.

Doral cautions readers not to place undue reliance on any of these forward-looking statements since they speak only as of the date made and represent Doral’s expectations of future conditions or results and are not guarantees of future performance. Doral does not undertake and specifically disclaims any obligations to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of those statements other than as required by law, including the requirements of applicable securities laws.

Forward-looking statements are, by their nature, subject to risks and uncertainties and changes in circumstances, many of which are beyond Doral’s control. Risk factors and uncertainties that could cause Doral’s actual results to differ materially from those described in forward-looking statements can be found in Doral’s Annual Report on Form 10-K, which was filed with the SEC on March 21, 2014 and is available on Doral’s website at www.doralbank.com, as updated from time to time with Doral’s periodic and other reports filed and to be filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: July 23, 2014	By:	/s/ Enrique R. Ubarri
Enrique R. Ubarri
Executive Vice President and General Counsel